Exhibit 99.1

400 Centre Street Newton, Massachusetts 02458
617-796-8387
fivestarseniorliving.com

FOR IMMEDIATE RELEASE	Contact:
Olivia Snyder, Manager, Investor Relations
(617) 796-8245

Five Star Senior Living Inc. Announces Third Quarter 2020 Results

Third Quarter Total Management and Operating Revenues of $55.0 Million
Third Quarter Net Income of $3.7 Million and Net Income Per Diluted Share of $0.12
Third Quarter Adjusted EBITDA of $6.8 million

Newton, MA (November 5, 2020): Five Star Senior Living Inc. (Nasdaq: FVE) today announced its financial results for the quarter ended September 30, 2020.

Katherine Potter, President and Chief Executive Officer, made the following statement regarding the third quarter 2020 results:

“Five Star’s third quarter significant positive cash flow and year-over-year growth in Adjusted EBITDA and net income reflect the benefits of the restructuring of our business arrangements with Diversified Healthcare Trust, effective January 1, 2020, particularly in light of the ongoing adverse effects across the senior living industry from the COVID-19 pandemic. Additionally, our rehabilitation and wellness services division grew operating income over 170% as compared to the same period last year and continues to meaningfully contribute to our overall positive performance. Our balance sheet remains strong with $95.8 million of unrestricted cash and no amounts outstanding on our revolving credit facility.

Operationally, we continue to adapt to the evolving impact of the pandemic. I remain inspired by the dedication of our team members. As always, our priority continues to be the health and wellness of our residents, clients and team members.”

Overview and Results for the Quarter Ended September 30, 2020:

•During the third quarter of 2020, FVE continued with a phased re-opening plan for its senior living communities consistent with federal, state and local regulations and internal criteria. At September 30, 2020, 96% of senior living communities were accepting new residents in at least one service line of business (independent living, assisted living, skilled nursing or memory care). Occupancy declines at the communities FVE owns, operates and manages have decelerated compared to the second quarter of 2020. Despite this deceleration, FVE continued to experience declines in average monthly senior living revenue per available unit (RevPAR) throughout the quarter due to occupancy challenges. In contrast, FVE's rehabilitation and wellness services segment grew by adding three net new outpatient rehabilitation clinics and experienced a 6.3% increase in average daily clinic visits in the quarter compared to the second quarter of 2020. Overall, FVE continues to experience increased costs associated with the impact of the COVID-19 pandemic that are expected to continue throughout the remainder of 2020.

•Combined senior living revenues and management fees for communities FVE leased from Diversified Healthcare Trust, or DHC, prior to January 1, 2020, and now manages on behalf of DHC, for the quarter ended September 30, 2020, decreased to $33.8 million from $261.7 million for the same period in 2019, primarily due to the conversion of the formerly leased senior living communities to managed communities as a result of the Restructuring Transactions, as described in the Selected Pro Forma Condensed Consolidated Financial Information and Other Data in the Supplemental Information of this press release. Additionally, the decline in revenues as compared to the same period of the prior year are impacted by the sale of 15 communities in the third quarter of 2019 that FVE previously leased from DHC. Senior living revenues at communities FVE leased or owned continuously since July 1, 2019 were $18.5 million, which represents a $2.0 million or 9.8% decrease from the same period in 2019, primarily due to a decline in occupancy as a result of the COVID-19 pandemic.

•Rehabilitation and wellness services revenues for the third quarter of 2020 increased to $21.1 million from $12.4 million for the same period in 2019, primarily due to the impact of $5.8 million of inpatient rehabilitation clinic revenue at communities FVE previously leased from DHC during the third quarter of 2019, which was previously eliminated in consolidation accounting prior to the Restructuring Transactions, as well as the opening of 36 net new outpatient clinics since the third quarter of 2019. Revenues increased $2.9 million compared to the September 30, 2019 pro forma results primarily attributable to opening 35 net new clinics since July 1, 2019.

•Net income for the third quarter of 2020 was $3.7 million, or $0.12 per diluted share, compared to net income of $3.5 million, or $0.11 per diluted share, for the September 30, 2019 pro forma results.

•Earnings before interest, taxes, depreciation and amortization, or EBITDA, for the third quarter of 2020 was $7.1 million compared to $7.3 million for the September 30, 2019 pro forma results. Adjusted EBITDA, as described further below, was $6.8 million for the third quarter of 2020 compared to $7.2 million for the September 30, 2019 pro forma results. EBITDA and Adjusted EBITDA are non-GAAP financial measures. Reconciliations of net income determined in accordance with GAAP to EBITDA and Adjusted EBITDA, both actual and pro forma results, for the quarters ended September 30, 2020 and 2019 are presented later in this press release.

•As of September 30, 2020, FVE had unrestricted cash and cash equivalents of $95.8 million, of which $12.9 million related to funds received from DHC to fund working capital obligations. In addition, FVE had no amounts outstanding on its revolving credit facility and $7.3 million outstanding on one mortgage note.

Conference Call Information:

At 1:00 p.m. Eastern Time this afternoon, President and Chief Executive Officer, Katherine Potter, Executive Vice President, Chief Financial Officer and Treasurer, Jeffrey Leer, and Senior Vice President and Chief Operating Officer, Margaret Wigglesworth, will host a conference call to discuss FVE's third quarter 2020 results.

The conference call telephone number is (877) 329-4332. Participants calling from outside the United States and Canada should dial (412) 317-5436. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 11:59 p.m. Eastern Time on Thursday, November 12, 2020. To hear the replay, dial (412) 317-0088. The replay pass code is 10148150.

A live audio webcast of the conference call will also be available in a listen-only mode on FVE’s website, www.fivestarseniorliving.com. Participants wanting to access the webcast should visit FVE’s website about five minutes before the call. The archived webcast will be available for replay on FVE’s website following the call for about a week. The transcription, recording and retransmission in any way of FVE's third quarter 2020 conference call are strictly prohibited without the prior written consent of FVE. FVE’s website is not incorporated as part of this press release.

About Five Star Senior Living Inc.:

FVE is a senior living and rehabilitation and wellness services company. As of September 30, 2020, FVE operated 263 senior living communities (30,544 living units) located in 31 states, including 239 communities (28,232 living units) that it managed and 24 communities (2,312 living units) that it owned or leased. FVE operates communities that include independent living, assisted living, continuing care retirement and skilled nursing communities. Additionally, FVE's rehabilitation and wellness services segment includes Ageility Physical Therapy SolutionsTM, or Ageility, a division of FVE, which provides rehabilitation and wellness services within FVE communities as well as to external customers. As of September 30, 2020, Ageility operated 209 outpatient rehabilitation clinics and 40 inpatient rehabilitation clinics. FVE is headquartered in Newton, Massachusetts.

Five Star Senior Living Inc.
Condensed Consolidated Statements of Operations
(amounts in thousands, except per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
REVENUES
Senior living	$18,525	$257,600	$59,112	$786,771
Management fees	15,302	4,053	48,058	12,060
Rehabilitation and wellness services	21,124	12,447	61,776	34,707
Total management and operating revenues	54,951	274,100	168,946	833,538
Reimbursed community-level costs incurred on behalf of managed communities	233,783	80,909	689,903	232,733
Other reimbursed expenses	6,589	—	19,003	—
Total revenues	295,323	355,009	877,852	1,066,271

Other operating income	—	—	1,499	—

OPERATING EXPENSES
Senior living wages and benefits	11,128	137,916	30,633	411,553
Other senior living operating expenses	6,717	76,929	18,290	223,896
Rehabilitation and wellness services expenses	16,124	10,412	48,595	28,031
Community-level costs incurred on behalf of managed communities	233,783	80,909	689,903	232,733
General and administrative	19,916	20,094	66,348	67,144
Rent	1,282	33,169	3,837	120,973
Depreciation and amortization	2,680	2,818	8,084	13,924
Loss on sale of senior living communities	—	749	—	850
Long-lived asset impairment	—	18	—	3,278
Total operating expenses	291,630	363,014	865,690	1,102,382

Operating income (loss)	3,693	(8,005)	13,661	(36,111)

Interest, dividend and other income	104	414	625	985
Interest and other expense	(379)	(384)	(1,170)	(2,196)
Unrealized gain (loss) on equity investments	435	148	(160)	476
Realized gain (loss) on sale of debt and equity investments	327	(9)	422	227
Loss on termination of leases	—	—	(22,899)	—

Income (loss) before income taxes and equity in earnings of an investee	4,180	(7,836)	(9,521)	(36,619)
(Provision) benefit for income taxes	(465)	687	(971)	(98)
Equity in earnings of an investee	—	83	—	617
Net income (loss)	$3,715	$(7,066)	$(10,492)	$(36,100)

Weighted average shares outstanding—basic	31,486	5,012	31,465	5,007
Weighted average shares outstanding—diluted	31,563	5,012	31,465	5,007

Net income (loss) per share—basic	$0.12	$(1.41)	$(0.33)	$(7.21)
Net income (loss) per share—diluted	$0.12	$(1.41)	$(0.33)	$(7.21)

Five Star Senior Living Inc.
Reconciliation of Non-GAAP Financial Measures
(dollars in thousands)
(unaudited)

Non-GAAP financial measures are financial measures that are not determined in accordance with U.S. generally accepted accounting principles, or GAAP. FVE believes the non-GAAP financial measures presented in the table below are meaningful supplemental disclosures because they may help investors better understand changes in FVE’s operating results and its ability to pay rent or service debt, make capital expenditures and expand its business. These non-GAAP financial measures may also help investors make comparisons between FVE and other companies on both a GAAP and non-GAAP basis. FVE believes that EBITDA and Adjusted EBITDA are meaningful financial measures that may help investors better understand its financial performance, including by allowing investors to compare FVE's performance between periods and to the performance of other companies. FVE management uses EBITDA and Adjusted EBITDA to evaluate FVE’s financial performance and compare FVE’s performance over time and to the performance of other companies. FVE calculates EBITDA and Adjusted EBITDA as shown below. These measures should not be considered as alternatives to net income (loss) or operating income (loss), as indicators of FVE’s operating performance or as measures of FVE’s liquidity. Also, EBITDA and Adjusted EBITDA as presented may not be comparable to similarly titled amounts calculated by other companies.

FVE believes that net income (loss) is the most directly comparable financial measure, determined according to GAAP, to FVE’s presentation of EBITDA and Adjusted EBITDA. The following table presents the reconciliation of these non-GAAP financial measures to net income (loss) for each of the three and nine months ended September 30, 2020 and 2019.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net income (loss)	$3,715	$(7,066)	$(10,492)	$(36,100)
Add (less):
Interest and other expense	379	384	1,170	2,196
Interest, dividend and other income	(104)	(414)	(625)	(985)
Provision (benefit) for income taxes	465	(687)	971	98
Depreciation and amortization	2,680	2,818	8,084	13,924
EBITDA	7,135	(4,965)	(892)	(20,867)
Add (less):
Long-lived asset impairment	—	18	—	3,278
Loss on sale of senior living communities	—	749	—	850
Severance (1)	—	—	282	393
Litigation settlement (2)	—	—	2,473	—
Unrealized (gain) loss on equity investments	(435)	(148)	160	(476)
Loss on termination of leases (3)	—	—	22,899	—
Transaction costs (4)	142	1,330	1,412	10,138
Adjusted EBITDA	$6,842	$(3,016)	$26,334	$(6,684)

(1) Costs incurred during 2020 represent those related to a reduction in workforce.
(2) Represents costs incurred related to the settlement of a lawsuit and is included in other senior living operating expenses in our condensed consolidated statements of operations. The agreed upon settlement remains subject to a final definitive settlement agreement and to court and regulatory approvals.
(3) Represents the excess of the fair value of the Share Issuances of $97,899 compared to the consideration of $75,000 paid by DHC, as described in the Selected Pro Forma Condensed Consolidated Financial Information and Other Data in the Supplemental Information of this press release.
(4) Includes costs incurred related to the Restructuring Transactions as described in the Selected Pro Forma Condensed Consolidated Financial Information and Other Data in the Supplemental Information of this press release.

Five Star Senior Living Inc.
Condensed Consolidated Balance Sheets
(dollars in thousands, except per share amounts)
(unaudited)

	September 30,	December 31,
	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$95,779	$31,740
Restricted cash and cash equivalents	23,842	23,995
Accounts receivable, net of allowance	9,755	34,190
Due from related person	79,807	5,533
Debt and equity investments	20,465	21,070
Prepaid expenses and other current assets	21,006	17,286
Assets held for sale	—	9,554
Total current assets	250,654	143,368

Property and equipment, net	160,741	167,247
Equity investment of an investee, net	11	298
Restricted cash and cash equivalents	821	1,244
Restricted debt and equity investments	4,975	7,105
Operating lease right of use assets	18,748	20,855
Finance lease right of use assets	4,515	—
Other long-term assets	3,844	5,676
Total assets	$444,309	$345,793

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$21,543	$30,440
Accrued expenses and other current liabilities	49,960	55,981
Accrued compensation and benefits	67,725	35,629
Accrued self-insurance obligations	28,567	23,791
Operating lease liabilities	2,773	2,872
Finance lease liabilities	386	—
Due to related persons	199	2,247
Mortgage note payable	381	362
Security deposits and current portion of continuing care contracts	375	434
Liabilities held for sale	—	12,544
Total current liabilities	171,909	164,300

Long-term liabilities:
Accrued self-insurance obligations	35,985	33,872
Operating lease liabilities	17,636	19,671
Finance lease liabilities	4,129	—
Mortgage note payable	6,882	7,171
Other long-term liabilities	207	798
Total long-term liabilities	64,839	61,512

Shareholders’ equity:
Common stock, par value $0.01	316	52
Additional paid-in-capital	459,851	362,450
Accumulated deficit	(253,982)	(245,184)
Accumulated other comprehensive income	1,376	2,663
Total shareholders’ equity	207,561	119,981
Total liabilities and shareholders' equity	$444,309	$345,793

Supplemental Information
Five Star Senior Living Inc.
Supplemental Financial Data
(dollars in thousands)
(unaudited)

Management and Operating Revenues by Product Type

	Three Months Ended September 30, 2020
Management and Operating Revenues by Product Type:	Senior Living	Management Fees	Rehabilitation and Wellness Services	Total Revenues
Independent and assisted living community revenues	$18,525	$8,751	$—	$27,276
Continuing care retirement community revenues	—	5,451	—	5,451
Skilled nursing facility revenues	—	1,100	—	1,100
Rehabilitation and wellness services revenues	—	—	21,124	21,124
Total management and operating revenues	$18,525	$15,302	$21,124	$54,951

	Three Months Ended September 30, 2019
Management and Operating Revenues by Product Type:	Senior Living	Management Fees	Rehabilitation and Wellness Services	Total Revenues
Independent and assisted living community revenues	$127,201	$3,207	$—	$130,408
Continuing care retirement community revenues	95,746	846	—	96,592
Skilled nursing facility revenues	34,653	—	—	34,653
Rehabilitation and wellness services revenues	—	—	12,447	12,447
Total management and operating revenues	$257,600	$4,053	$12,447	$274,100

	Nine Months Ended September 30, 2020
Management and Operating Revenues by Product Type:	Senior Living	Management Fees	Rehabilitation and Wellness Services	Total Revenues
Independent and assisted living community revenues	$59,112	$27,402	$—	$86,514
Continuing care retirement community revenues	—	17,273	—	17,273
Skilled nursing facility revenues	—	3,383	—	3,383
Rehabilitation and wellness services revenues	—	—	61,776	61,776
Total management and operating revenues	$59,112	$48,058	$61,776	$168,946

	Nine Months Ended September 30, 2019
Management and Operating Revenues by Product Type:	Senior Living	Management Fees	Rehabilitation and Wellness Services	Total Revenues
Independent and assisted living community revenues	$380,739	$9,484	$—	$390,223
Continuing care retirement community revenues	290,427	2,576	—	293,003
Skilled nursing facility revenues	115,605	—	—	115,605
Rehabilitation and wellness services revenues	—	—	34,707	34,707
Total management and operating revenues	$786,771	$12,060	$34,707	$833,538

Supplemental Information
Five Star Senior Living Inc.
Supplemental Financial Data
(dollars in thousands)
(unaudited)

Comparable Management and Operating Revenues by Product Type (1)

	Three Months Ended September 30, 2020
Management and Operating Revenues by Product Type:	Senior Living	Management Fees	Rehabilitation and Wellness Services	Total Revenues
Independent and assisted living community revenues	$18,489	$3,793	$—	$22,282
Continuing care retirement community revenues	—	1,084	—	1,084
Rehabilitation and wellness services revenues	—	—	17,563	17,563
Total management and operating revenues	$18,489	$4,877	$17,563	$40,929

	Three Months Ended September 30, 2019
Management and Operating Revenues by Product Type:	Senior Living	Management Fees	Rehabilitation and Wellness Services	Total Revenues
Independent and assisted living community revenues	$20,499	$3,146	$—	$23,645
Continuing care retirement community revenues	—	735	—	735
Rehabilitation and wellness services revenues	—	—	11,921	11,921
Total management and operating revenues	$20,499	$3,881	$11,921	$36,301

	Nine Months Ended September 30, 2020
Management and Operating Revenues by Product Type:	Senior Living	Management Fees	Rehabilitation and Wellness Services	Total Revenues
Independent and assisted living community revenues	$58,336	$11,516	$—	$69,852
Continuing care retirement community revenues	—	3,425	—	3,425
Rehabilitation and wellness services revenues	—	—	47,671	47,671
Total management and operating revenues	$58,336	$14,941	$47,671	$120,948

	Nine Months Ended September 30, 2019
Management and Operating Revenues by Product Type:	Senior Living	Management Fees	Rehabilitation and Wellness Services	Total Revenues
Independent and assisted living community revenues	$61,744	$9,052	$—	$70,796
Continuing care retirement community revenues	—	2,221	—	2,221
Rehabilitation and wellness services revenues	—	—	31,279	31,279
Total management and operating revenues	$61,744	$11,273	$31,279	$104,296

(1) The tables for the three months ended September 30, 2020 and 2019 include data for 24 owned and leased senior living communities, 75 managed senior living communities and 185 rehabilitation clinics that FVE has continuously owned, continuously leased or continuously managed since July 1, 2019. The tables for the nine months ended September 30, 2020 and 2019 include data for senior living communities and rehabilitation clinics that FVE has continuously owned, continuously leased or continuously managed since January 1, 2019.

Supplemental Information
Five Star Senior Living Inc.
Senior Living Segment Data
(dollars in thousands, except per unit amounts)
(unaudited)

	Three Months Ended
	September 30,		June 30,		March 31,		December 31,		September 30,
	2020		2020		2020		2019		2019

Owned and Leased Communities
Independent and assisted living communities:
Revenues	$18,525		$19,590		$20,997		$249,726		$257,600
Operating expenses	19,661		20,165		17,470		220,389		250,840
Operating (loss) income	(1,136)		(575)		3,527		29,337		6,760
Operating margin	(6.1)%		(2.9)%		16.8%		11.7%		2.6%
Number of communities (end of period)	24		24		24		190		190
Number of living units (end of period) (1)	2,312		2,312		2,312		20,948		20,948
Occupancy	74.7%		78.3%		81.3%		82.9%		82.9%
RevPAR (2)	$2,665		$2,813		$2,938		$3,974		$3,943

Managed Communities (3)
Independent and assisted living communities:
Management fees	$8,751		$9,088		$9,563		$3,221		$3,207
Community-level revenues	167,436		174,648		184,455		81,188		81,380
Community-level expenses	145,399		139,175		143,105		65,899		64,491
Community operating income	22,037		35,473		41,350		15,289		16,889
Community operating margin	13.2%		20.3%		22.4%		18.8%		20.8%
Number of communities (end of period)	189	(4)	191	(4)	193	(4)	69	(4)	68
Number of living units (end of period) (1)	18,032	(4)	18,148	(4)	18,395	(4)	8,106	(4)	7,937
Occupancy	75.5%		79.1%		82.9%		84.0%		85.3%
RevPAR (2)	$3,088		$3,208		$3,360		$3,401		$3,448

Continuing care retirement communities:
Management fees	$5,451		$5,485		$6,337		$888		$846
Community-level revenues	104,770		110,729		123,498		27,502		26,436
Community-level expenses	99,816		99,071		103,946		24,998		25,002
Community operating income	4,954		11,658		19,552		2,504		1,434
Community operating margin	4.7%		10.5%		15.8%		9.1%		5.4%
Number of communities (end of period)	39		39		40		9		9
Number of living units (end of period) (1)(5)	8,936		8,936		9,301		2,231		2,231
Occupancy	75.6%		79.1%		83.4%		83.5%		82.8%
RevPAR (2)	$3,908		$4,131		$4,426		$4,109		$3,950

Supplemental Information

	Three Months Ended
	September 30,		June 30,		March 31,	December 31,	September 30,
	2020		2020		2020	2019	2019

Skilled nursing facilities (6):
Management fees	$1,100		$1,132		$1,151	$—	$—
Community-level revenues	21,900		24,554		22,956	—	—
Community-level expenses	22,831		22,009		21,854	—	—
Community operating (loss) income	(931)		2,545		1,102	—	—
Community operating margin	(4.3)%		10.4%		4.8%	—%	—%
Number of communities (end of period)	11		11		11	—	—
Number of living units (end of period) (1)(7)	1,264		1,264		1,264	—	—
Occupancy	68.8%		70.1%		73.3%	—%	—%
RevPAR (2)	$5,775		$6,475		$6,054	$—	$—

Total managed communities:
Management fees	$15,302		$15,705		$17,051	$4,109	$4,053
Community-level revenues	294,106		309,931		330,909	108,690	107,816
Community-level expenses	268,046		260,255		268,905	90,897	89,493
Community operating income	26,060		49,676		62,004	17,793	18,323
Community operating margin	8.9%		16.0%		18.7%	16.4%	17.0%
Number of communities (end of period)	239	(4)	241	(4)	244	78	77
Number of living units (end of period) (1)	28,232	(4)	28,348	(4)	28,960	10,337	10,168
Occupancy	75.2%		78.7%		82.6%	83.9%	84.7%
RevPAR (2)	$3,468		$3,644		$3,820	$3,556	$3,559

(1) Includes living units categorized as in service. As a result, the number of living units may vary from period to period for reasons other than the acquisition or disposition of senior living communities.
(2) RevPAR is defined by FVE as resident fee revenues for the corresponding portfolio for the period divided by the average number of available units for the period, divided by the number of months in the period. Data for the period ended December 31, 2019, excludes approximately $4,200 of deferred resident fees and deposits recognized due to the Restructuring Transactions.
(3) Senior living segment data for managed communities, other than FVE's management fees, represents financial data of communities FVE manages for the account of DHC and does not represent financial results of FVE. Managed communities data is included to provide supplemental information regarding the operating results and financial condition of the communities from which FVE earns management fees.
(4) Includes one active adult community with 168 units.
(5) Includes 2,186 skilled nursing units in communities where assisted living and independent living services are the predominant services provided.
(6) FVE did not manage skilled nursing facilities prior to January 1, 2020.
(7) Includes 53 assisted living and independent living units in communities where skilled nursing services are the predominant services provided.

Supplemental Information

Five Star Senior Living Inc.
Comparable Communities Senior Living Segment Data
(dollars in thousands, except per unit amounts)
(unaudited)

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2020	2020	2019	2019	2019
Owned and Leased Communities (1):
Number of communities (end of period)	24	24	24	24	24
Number of living units (end of period) (2)	2,312	2,312	2,312	2,312	2,312
Occupancy	74.7%	78.3%	81.3%	81.4%	81.3%
RevPAR (3)	$2,665	$2,813	$2,930	$2,941	$2,954

Managed Communities (1)(4):
Number of communities (end of period)	75	75	75	75	75
Number of living units (end of period) (2)	9,689	9,689	9,697	9,700	9,700
Occupancy	76.7%	80.1%	83.9%	84.5%	85.5%
RevPAR (3)	$3,221	$3,398	$3,548	$3,559	$3,561

(1) Includes data for senior living communities that FVE has continuously owned, continuously leased or continuously managed since July 1, 2019.
(2) Includes living units categorized as in service. As a result, the number of living units may vary from period to period for reasons other than the acquisition or sale of senior living communities.
(3) RevPAR is defined by FVE as resident fee revenues for the corresponding portfolio for the period divided by the average number of available units for the period, divided by the number of months in the period.
(4) Senior living segment data for comparable managed communities represents financial data of communities FVE manages for the account of DHC and does not represent financial results of FVE. Managed communities data is included to provide supplemental information regarding the operating results and financial condition of the communities from which FVE earns management fees.

Supplemental Information
Five Star Senior Living Inc.
Rehabilitation and Wellness Services Segment Data
(dollars in thousands)
(unaudited)

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2020	2020	2020	2019	2019
Rehabilitation and Wellness Services:
Revenues (1)(2)	$21,124	$19,268	$21,384	$13,978	$12,447
Other operating income (3)	—	1,499	—	—	—
Operating expenses	16,833	16,259	17,616	12,384	10,861
Operating income (1)	4,291	4,508	3,768	1,594	1,586
Operating margin (1)	20.3%	21.7%	17.6%	11.4%	12.7%
Number of inpatient clinics (end of period)	40	40	41	41	41
Number of outpatient clinics (end of period)	209	206	203	190	173

(1) Includes Ageility clinics and home health operations.
(2) Prior to the effective date of the Transaction Agreement (as defined below), revenue related to inpatient clinics at communities we previously leased from DHC was eliminated in consolidation pursuant to GAAP.
(3) Other operating income represents revenues recognized for funds received under the Provider Relief Fund of the Coronavirus Aid, Relief, and Economic Security Act, or the CARES Act, for which FVE has determined that it complies with the associated terms and conditions that permit FVE to retain these funds.

Supplemental Information
Five Star Senior Living Inc.
Comparable Rehabilitation and Wellness Services Segment Data
(dollars in thousands)
(unaudited)

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2020	2020	2020	2019	2019
Rehabilitation and Wellness Services:
Revenues (1)(2)	$17,563	$16,756	$18,938	$12,433	$11,921
Other operating income (3)	—	1,103	—	—	—
Operating expenses	14,000	13,924	15,210	10,413	9,698
Operating income (1)	3,563	3,935	3,728	2,020	2,223
Operating margin (1)	20.3%	22.0%	19.7%	16.2%	18.6%
Number of inpatient clinics (end of period)	40	40	40	40	40
Number of outpatient clinics (end of period)	145	145	145	145	145

(1) Includes Ageility clinics and home health operations.
(2) Prior to the effective date of the Transaction Agreement (as defined below), revenue related to inpatient clinics at communities we previously leased from DHC was eliminated in consolidation pursuant to GAAP.
(3) Other operating income represents revenues recognized for funds received under the Provider Relief Fund of the CARES Act for which FVE has determined that it complies with the associated terms and conditions that permit FVE to retain these funds.

Supplemental Information
Five Star Senior Living Inc.
Owned Senior Living Communities as of and for the Three Months Ended September 30, 2020
(dollars in thousands)
(unaudited)

No.	Community Name	State	Property Type (1)	Living Units	Senior Living Revenues	Gross Carrying Value	Net Carrying Value	Date Acquired	Year Built or Most Recent Renovation
1	Morningside of Decatur (2)	Alabama	AL	49	$333	$3,666	$2,176	11/19/2004	1999
2	Morningside of Auburn	Alabama	AL	42	402	2,292	1,540	11/19/2004	1997
3	The Palms of Fort Myers (2)	Florida	IL	218	1,753	30,764	15,108	4/1/2002	1988
4	Five Star Residences of Banta Pointe (3)	Indiana	AL	121	807	18,273	12,743	9/29/2011	2006
5	Five Star Residences of Fort Wayne (2)	Indiana	AL	154	1,136	25,675	17,752	9/29/2011	1998
6	Five Star Residences of Clearwater	Indiana	AL	88	366	9,766	5,547	6/1/2011	1999
7	Five Star Residences of Lafayette (2)	Indiana	AL	109	521	15,878	10,943	6/1/2011	2000
8	Five Star Residences of Noblesville (2)	Indiana	AL	151	1,248	25,161	17,706	7/1/2011	2005
9	The Villa at Riverwood (2)	Missouri	IL	110	642	6,876	3,198	4/1/2002	1986
10	Carriage House Senior Living	North Carolina	AL	98	1,049	8,407	5,366	12/1/2008	1997
11	Forest Heights Senior Living	North Carolina	AL	111	883	13,593	8,922	12/1/2008	1998
12	Fox Hollow Senior Living (2)	North Carolina	AL	77	874	11,034	7,258	7/1/2000	1999
13	Legacy Heights Senior Living (2)	North Carolina	AL	116	1,437	12,668	8,156	12/1/2008	1997
14	Morningside at Irving Park	North Carolina	AL	91	775	6,973	3,902	11/19/2004	1997
15	Voorhees Senior Living (2)	New Jersey	AL	104	941	10,245	6,100	7/1/2008	1999
16	Washington Township Senior Living (2)	New Jersey	AL	103	866	10,177	6,094	7/1/2008	1998
17	The Devon Senior Living	Pennsylvania	AL	84	613	6,881	3,858	7/1/2008	1985
18	The Legacy of Anderson	South Carolina	IL	101	580	1,371	467	12/1/2008	2003
19	Morningside of Springfield (2)	Tennessee	AL	54	407	3,654	1,738	11/19/2004	1984
20	Huntington Place	Wisconsin	AL	127	829	17,504	11,309	7/15/2010	1999
	Total			2,108	$16,462	$240,858	$149,883

(1) AL is primarily an assisted living community and IL is primarily an independent living community.
(2) Encumbered property under our $65,000 revolving credit facility.
(3) Encumbered property under our $7,263 mortgage note.

Supplemental Information
Selected Pro Forma Condensed Consolidated Financial Information and Other Data

As previously announced, FVE entered into a transaction agreement, or the Transaction Agreement, with DHC to restructure our business arrangements pursuant to which, effective January 1, 2020:

•FVE’s then existing five master leases with DHC as well as FVE’s existing management and pooling agreements with DHC were terminated and replaced with new management agreements for all of these senior living communities, together with a related omnibus agreement, the New Management Agreements;

•FVE issued 10,268,158 of its common shares to DHC and an aggregate of 16,118,849 of its common shares to DHC's shareholders of record as of December 13, 2019, or together, the Share Issuances; and

•as consideration for the Share Issuances, DHC provided to FVE $75.0 million by assuming certain of FVE's working capital liabilities and through cash payments. Such consideration, the New Management Agreements and the Share Issuances are collectively referred to as the Restructuring Transactions.

The following is a summary of selected financial and other data presented on a pro forma basis after giving effect to the completion of the Restructuring Transactions. The unaudited pro forma condensed consolidated statement of operations includes adjustments related to the Restructuring Transactions described above, and assumes that the Restructuring Transactions occurred as of January 1, 2019. In the opinion of management, all adjustments necessary to reflect the effects of the Restructuring Transactions have been included. The unaudited pro forma condensed consolidated statement of operations and the selected financial and other data are primarily based on, and should be read in conjunction with, FVE’s unaudited condensed consolidated financial statements and accompanying notes included in FVE’s Quarterly Report on Form 10-Q for the three months ended September 30, 2019.

The historical consolidated financial information for FVE included in the unaudited condensed consolidated pro forma statement of operations and selected financial and other data has been adjusted to give effect to pro forma events that are (1) directly attributable to the Restructuring Transactions, (2) factually supportable and (3) expected to have a continuing impact on FVE’s results of operations. The unaudited pro forma condensed consolidated statement of operations and pro forma selected financial and other data should be read in conjunction with the accompanying notes. The unaudited pro forma condensed consolidated statement of operations and other selected financial and other data are provided for informational purposes only.

Supplemental Information

Five Star Senior Living Inc.
Condensed Consolidated Statement of Operations
(amounts in thousands, except per share amounts)
(unaudited)

	Three Months Ended September 30,
	2020	Pro Forma 2019 (1)
REVENUES
Senior living	$18,525	$20,499
Management fees	15,302	17,801
Rehabilitation and wellness services	21,124	18,248
Total management and operating revenues	54,951	56,548
Reimbursed community-level costs incurred on behalf of managed communities	233,783	263,029
Other reimbursed expenses	6,589	—
Total revenues	295,323	319,577

OPERATING EXPENSES
Senior living wages and benefits	11,128	9,815
Other senior living operating expenses	6,717	7,334
Rehabilitation and wellness services expenses	16,124	16,213
Community-level costs incurred on behalf of managed communities	233,783	263,029
General and administrative	19,916	15,051
Rent	1,282	1,044
Depreciation and amortization	2,680	2,754
Total operating expenses	291,630	315,240

Operating income	3,693	4,337

Interest, dividend and other income	104	414
Interest and other expense	(379)	(281)
Unrealized gain on equity investments	435	148
Realized gain (loss) on sale of debt and equity investments	327	(9)

Income before income taxes and equity in earnings of an investee	4,180	4,609
Provision for income taxes	(465)	(1,225)
Equity in earnings of an investee	—	83
Net income	$3,715	$3,467
Add (less):
Interest and other expense	379	281
Interest, dividend and other income	(104)	(414)
Provision for income taxes	465	1,225
Depreciation and amortization	2,680	2,754
EBITDA	$7,135	$7,313
Add (less):
Unrealized gain on equity investments	(435)	(148)
Transaction costs	142	—
Adjusted EBITDA	$6,842	$7,165

Weighted average shares outstanding—basic	31,486	31,400
Weighted average shares outstanding—diluted	31,563	31,522
Net income per share—basic	$0.12	$0.11
Net income per share—diluted	$0.12	$0.11

Supplemental Information
Five Star Senior Living Inc.
Pro Forma Condensed Consolidated Statement of Operations
(amounts in thousands, except per share amounts)
(unaudited)

	Three Months Ended September 30, 2019
	As Reported	Restructuring Transactions	Note	Pro Forma
REVENUES
Senior living	$257,600	$(237,101)	2(a)	$20,499
Management fees	4,053	13,748	2(b)	17,801
Rehabilitation and wellness services	12,447	5,801	2(c)	18,248
Reimbursed community-level costs incurred on behalf of managed communities	80,909	182,120	2(d)	263,029
Total revenue	355,009	(35,432)		319,577

OPERATING EXPENSES
Senior living wages and benefits	137,916	(128,101)	2(e)	9,815
Other senior living operating expenses	76,929	(69,595)	2(f)	7,334
Rehabilitation and wellness services expenses	10,412	5,801	2(c)	16,213
Community-level costs incurred on behalf of managed communities	80,909	182,120	2(d)	263,029
General and administrative	20,094	(5,043)	2(g)	15,051
Rent	33,169	(32,125)	2(h)	1,044
Depreciation and amortization	2,818	(64)	2(i)	2,754
Loss on sale of senior living communities	749	(749)		—
Long-lived asset impairment	18	(18)		—
Total operating expenses	363,014	(47,774)		315,240

Operating (loss) income	(8,005)	12,342		4,337

Interest, dividend and other income	414	—		414
Interest and other expense	(384)	103	2(j)	(281)
Unrealized gain on equity investments	148	—		148
Realized loss on sale of debt and equity investments	(9)	—		(9)

(Loss) Income before income taxes and equity in earnings of an investee	(7,836)	12,445		4,609
Benefit (provision) for income taxes	687	(1,912)	2(k)	(1,225)
Equity in earnings of an investee	83	—		83
Net (loss) income	$(7,066)	$10,533		$3,467
Add (less):
Interest and other expense	384	(103)		281
Interest, dividend and other income	(414)	—		(414)
(Benefit) provision for income taxes	(687)	1,912		1,225
Depreciation and amortization	2,818	(64)		2,754
EBITDA	$(4,965)	$12,278		$7,313
Add (less):
Loss on sale of senior living communities	749	(749)		—
Long-lived asset impairment	18	(18)		—
Unrealized gain on equity investments	(148)	—		(148)
Transaction costs	1,330	(1,330)		—
Adjusted EBITDA	$(3,016)	$10,181		$7,165

Weighted average shares outstanding—basic	5,012	26,388	2(l)	31,400
Weighted average shares outstanding—diluted	5,012	26,510	2(l)	31,522
Net income per share—basic	$(1.41)			$0.11
Net income per share—diluted	$(1.41)			$0.11
See accompanying notes.

Supplemental Information
Five Star Senior Living Inc.
Notes to Pro Forma Condensed Consolidated Statement of Operations
(in thousands, except per share amounts)
(unaudited)

Note 1. Basis of Presentation

The unaudited pro forma condensed consolidated statement of operations was derived from FVE’s historical financial statements prepared in accordance with GAAP, and should be read in conjunction with the unaudited condensed consolidated financial statements and notes thereto included in FVE’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2019.

The unaudited pro forma condensed consolidated statement of operations is presented for informational purposes only and is not necessarily indicative of what FVE’s actual results of operations would have been had the Restructuring Transactions described herein been completed as of the assumed dates, or of FVE’s expected results of operations for any future period. Differences could result from many factors, including future changes in FVE’s capital structure, operating expenses, revenues and cash flows.

Note 2. Pro Forma Restructuring Transactions Adjustments

The unaudited pro forma condensed consolidated statement of operations includes adjustments related to the Restructuring Transactions described herein, including the conversion of all of FVE’s then existing leases and management arrangements with DHC to the New Management Agreements and the Share Issuances.

FVE’s historical consolidated financial information has been adjusted in the pro forma condensed consolidated statement of operations to give effect to events that are (1) directly attributable to the Restructuring Transactions, (2) factually supportable and (3) expected to have a continuing impact on the results of operations.

Pro Forma Condensed Consolidated Statement of Operations

a.Senior living revenues

The adjustment to senior living revenues is related to the termination and conversion of the then existing master leases to the New Management Agreements. The resulting revenues earned will be recognized and reported as management fee revenues in FVE's condensed consolidated statements of operations.

b.Management fees

Adjustments to management fee revenues are comprised as follows:

Three Months Ended September 30, 2019
Adjustment to increase management fee revenues for then existing management agreements from 3% to 5% per the New Management Agreements	$1,558
5% management fee relating to the termination and conversion of the then existing master leases to the New Management Agreements	11,855
3% construction management fee relating to the termination and conversion of the then existing master leases to the New Management Agreements	335
Net adjustment to management fee revenues	$13,748

c.Rehabilitation and wellness services revenues and rehabilitation and wellness services expenses

Adjustments to rehabilitation and wellness services revenues and expenses are attributable to Ageility inpatient clinics at communities where FVE leased and operated the business and where revenues and expenses were previously considered to be intercompany revenues and expenses and hence were eliminated pursuant to consolidation accounting. Upon the consummation of the Restructuring Transactions, and consistent with the existing managed communities, the revenues and

Supplemental Information
Five Star Senior Living Inc.
Notes to Pro Forma Condensed Consolidated Statement of Operations
(in thousands, except per share amounts)
(unaudited)

expenses at these inpatient clinics no longer constitute intercompany revenues and expenses and thus are not eliminated in consolidation and recognized and reported as rehabilitation and wellness services revenue and rehabilitation and wellness services expenses in FVE's condensed consolidated statements of operations.

d.Reimbursed community-level costs incurred on behalf of managed communities and community-level costs incurred on behalf of managed communities

Adjustments to both reimbursed community-level costs incurred on behalf of managed communities and community- level costs incurred on behalf of managed communities were related to the conversion of FVE's master leases with DHC to the New Management Agreements, which provide for reimbursement of FVE's direct costs and expenses related to such communities, inclusive of certain costs that are directly attributable to managing the communities, including personnel-related costs.

e.Senior living wages and benefits

The adjustment to senior living wages and benefits is related to the conversion of all FVE's leases with DHC to the New Management Agreements. Certain of these expenses were recognized and reported as community-level costs incurred on behalf of managed communities in FVE's condensed consolidated statements of operations (with an offsetting reimbursement from DHC recognized as revenues in the condensed consolidated statements of operations). See 2.d above.

f.Other senior living operating expenses

Adjustments to other senior living operating expenses are related to the conversion of all FVE's leases with DHC to the New Management Agreements and include, but are not limited to, utilities, housekeeping, dietary, repairs and maintenance, insurance and community-level administrative costs. These costs were reimbursable costs and treated as described in 2.d above.

g.General and administrative

Adjustments to general and administrative expenses are comprised as follows:

Three Months Ended September 30, 2019
Adjustment of certain reimbursable costs to directly support managed communities	$(3,748)
Adjustment to remove non-recurring transaction costs we previously incurred relating to the Restructuring Transactions	(1,330)
Increase in management fee to The RMR Group LLC due to increase in Ageility revenue	35
Net adjustment to general and administrative expenses	$(5,043)

h.Rent

The reduction to rent expense is for rent under the then existing master leases converted to the New Management Agreements.

Supplemental Information

Five Star Senior Living Inc.
Notes to Pro Forma Condensed Consolidated Statement of Operations
(in thousands, except per share amounts)
(unaudited)

i.Depreciation and amortization

In connection with the Transaction Agreement, on April 1, 2019, we sold $49,200 of assets to DHC. Prior to that sale, we recorded depreciation and amortization expense with respect to those assets in operating expenses in our condensed consolidated statements of operations. Adjustments to depreciation and amortization expense reflect the amounts previously recognized during the periods presented for depreciation and amortization expense with respect to those assets.

j.Interest and other expense

Interest and other expense has been adjusted to give effect to the assumed repayment of our outstanding borrowings under our credit facility.

k.Provision for income taxes

Adjustments to provision for income taxes reflect the income tax effect of the pro forma adjustments based on the estimated effective tax rate of approximately 26.1% for the three months ended September 30, 2019.

l.Weighted average common shares outstanding - basic and diluted

The increase in FVE's basic and diluted weighted average common shares outstanding is a result of the issuance of 10,268,158 and 16,118,849 common shares to DHC and to the applicable DHC shareholders, respectively, in connection with the completion of the Restructuring Transactions based on the number of FVE common shares outstanding on December 31, 2019. FVE's diluted weighted average common shares outstanding is also impacted by the potentially dilutive restricted unvested common shares of 122,412 for the three months ended September 30, 2019. This diluted share impact is directly related to FVE's 2014 Equity Compensation Plan and was originally excluded from the as reported numbers as to include them would be antidilutive.

Warning Concerning Forward-Looking Statements

This press release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Also, whenever Five Star Senior Living Inc. uses words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, "will", “may” and negatives or derivatives of these or similar expressions, FVE is making forward-looking statements. These forward-looking statements are based upon FVE’s present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur. Actual results may differ materially from those contained in or implied by FVE’s forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond FVE's control. For example:

▪Ms. Potter states in this press release that FVE's third quarter significant positive cash flow and year-over-year growth in Adjusted EBITDA and net income reflect the benefits of restructuring FVE's business arrangements with DHC, in light of the ongoing adverse effects across the senior living industry from the COVID-19 pandemic and that the rehabilitation and wellness services division continues to meaningfully contribute to FVE's overall positive performance. This may imply that FVE is outperforming other companies in the senior living industry, that FVE will be profitable in the future and that its rehabilitation and wellness services division will grow; however, FVE's business remains subject to various risks, including overall macro-economic factors in addition to market conditions of the senior living and rehabilitation and wellness industries and consumer demand and preferences of older adults in addition to the continuing impact of the COVID-19 pandemic. In addition, some of the improvements in net income resulted in a change following the Restructuring Transactions in how FVE accounts for its rehabilitation and wellness services revenues at the senior living communities FVE manages for, and previously leased from, DHC. As a result, FVE may not outperform other companies in the senior living industry, may not be profitable in the future, any future improvements in net income may be less, the deceleration of occupancy declines at its senior living communities may reverse, its rehabilitation and wellness services division may fail to continue to grow and any growth it may realize may not be profitable to FVE.

▪Ms. Potter's statement that FVE's balance sheet remains strong with $95.8 million of unrestricted cash on hand and no borrowings outstanding on its revolving credit facility may imply that FVE has adequate cash and availability under its revolving credit facility; however, FVE's business remains subject to various risks, some of which are beyond FVE's control, including the disruption of the COVID-19 pandemic and economic downturn. In addition, FVE's ability to borrow under its revolving credit facility is subject to it satisfying certain conditions and limited to the amount of qualified collateral; the maximum borrowing capacity was $42.7 million as of September 30, 2020 and may be lower in amount or not available in the future.

▪Ms. Potter states that FVE continues to adapt to the evolving impact of the pandemic. This may imply that the adaptation is adequate to protect FVE from potential liabilities and declines in financial results. FVE may not be able, or may fail, to make all the necessary changes to adequately protect itself from the potential challenges and impacts of the COVID-19 pandemic.

▪This press release states that negative trends due to the COVID-19 pandemic are expected to continue throughout at least the remainder of 2020. The extent and duration of the COVID-19 pandemic or the severity and duration of its economic impact cannot be predicted, but are expected to be substantial, and could continue beyond December 31, 2020 for an indefinite period.

▪The information contained in FVE’s filings with the Securities and Exchange Commission, or SEC, including under “Risk Factors” in FVE’s periodic reports, or incorporated therein, identifies other important factors that could cause FVE’s actual results to differ materially from those stated in or implied by FVE’s forward-looking statements. FVE’s filings with the SEC are available on the SEC’s website at www.sec.gov.

You should not place undue reliance upon forward-looking statements.

Except as required by law, FVE does not intend to update or change any forward-looking statements as a result of new information, future events or otherwise.